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                                                                   EXHIBIT 10.16


                          BILATERAL PEERING AGREEMENT

In this Agreement made as of 5/19/97 ("Effective Date") VERIO Inc. with a principal place of business at Suite 400, 9250 East Costilla Avenue, Englewood, Colorado 80112 ("VERIO"), and AT&T Corp., with a principal place of business at 295 N. Maple Ave., Basking Ridge, New Jersey 07920 ("AT&T"), agree as follow:

                                  RECITALS

A.       Each of VERIO and AT&T operates an Internet Network, as defined below;
and

B. The parties wish to provide for the interconnection of, and exchange of traffic between, their respective Internet Networks on the terms and conditions herein.

1.       DEFINITIONS

         a. "Affiliate" means a corporation or other entity that controls, is controlled by, or is under common control with another corporation or entity, but only while that control relationship exists; "control" means (i) the direct or indirect ownership or control of more than 50% of the stock or other equity interest entitled to vote for the election of directors or equivalent governing body, or (ii) VERIO's or AT&T's ownership of an option to acquire direct or indirect ownership or control of more than 50% of the stock or other equity interest entitled to vote for the election of directors or equivalent governing body.

         b. "Internet Network" means a communications network running the TCP/IP and other Internet protocols.

         c. "Interconnection Point" means any interconnection point at which the parties agree to connect their respective Internet Networks under this Agreement. A description of all Interconnection Points, together with all direct interconnections agreed to by the parties, is set forth in Schedule 1 attached hereto, and Schedule 1 shall be amended by the agreement of VERIO and AT&T in the event of any changes.

2.       EXCHANGE OF TRAFFIC

         a. Each party agrees to exchange digital communications traffic with the other party over its Internet Network at the Interconnection Points and/or in one or more direct interconnections, subject to the terms and conditions set forth in this Agreement. Each party shall provide, at its own expense, a connection from its Internet Network to the Interconnection Points or direct interconnections hereunder, upon a schedule to be mutually agreed.

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         b.      The data rate at which the parties will connect hereunder is set forth in Schedule 1. The exchange of digital communications traffic at each Interconnection Point will begin on or about the date specified in Schedule 1, or as the parties otherwise agree.

         c. Each party agrees not to restrict traffic flowing through the Interconnection Points to and from the other party based on the subject matter of the traffic unless required to do so by court order or applicable law. Each party shall retain its prior rights to impose usage restrictions on its own customers and/or to assist its customers in imposing customer requested usage restrictions on traffic flowing to and from the requesting customer.

         d. There will be no restrictions on the ability of VERIO or AT&T to collect data and create statistics associated with data moving through its own Internet Network and traffic moving through the Interconnection Point.
Each party shall keep all data it monitors or captures concerning the Interconnection Points confidential in accordance with the Non-Disclosure Agreement described in Section 19, and shall use such data solely for the purposes of operating and managing its Internet Network. Except as otherwise agreed between the parties, statistics itemized by the following criteria may not be provided to third parties: service provider, company or other entity, and/or IP address. Notwithstanding the foregoing, each party may provide any of its customers with statistical data associated with such customer's traffic.

         e. Neither party will establish a route of last resort directed toward the other party's Internet Network. Instead, the parties will fully exchange explicit routes comprising public Internet service destinations of entities to whom either party is contractually obligated to handle traffic.

3.       PAYMENTS

The parties agree that during the 12 month period immediately following the Effective Date they shall work together to define the data and operational characteristics of interconnection with a view toward agreeing upon appropriate financial arrangements for interconnection of their respective Internet Networks should that mutually be deemed necessary or desirable. Immediately upon the parties' agreement to such financial arrangements, the parties shall implement such arrangements by amending this Agreement to provide for settlement or other payments between the parties. Until such financial arrangements are finalized, no settlement or other charges of any kind for data transmission will be paid by either party to the other hereunder. Each party shall bear its own costs and expenses incurred in connection with this Agreement.

4.       TERM AND TERMINATION

This Agreement shall have an initial term ending one year after the Effective Date. Either party may terminate this Agreement: (a) upon 90 calendar days' written notice to the other


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within the six month period following the Effective Date; (b) upon 60 calendar days' written notice to the other at any time after that six month period; (c) upon one week's notice if the other party is not prepared to interconnect at at least one of the Interconnection Points within 30 days after the earliest date specified in Schedule 1; or (d) upon 15 days' notice if the other party is not prepared to interconnect at all of the Interconnection Points within 30 days after the latest date specified in Schedule 1. If neither party terminates this Agreement upon expiration of the initial term, this Agreement shall continue on its present terms and conditions, until a party terminates it by 60 calendar days written notice to the other. Sections 2(d) (Data Collection), 8 (Liability, Consequential Damages), 19 (Confidentiality), and 20 (Disputes) shall survive termination of this Agreement for any reason.

5.       TECHNICAL AND OPERATIONAL MATTERS

         a. Each party represents that the Interconnection Points set forth in Schedule 1 are, and during the term of this Agreement shall be, connected as part of an internal network architecture comprised of multiple, cross-country circuits of at least DS3 (45 Mbps) speed.

         b. Neither party is obligated to accept third party routes from the other party. For purposes of this paragraph, any entity that peers with one party hereto but not with the other shall be considered a "third party." If third party routes are detected by either party, that party has the right to block the routes. The foregoing restriction shall not apply to routes of (i) Affiliates of a party, or (ii) customers whose transit traffic is carried by the other party or the other party's Affiliates. For purposes of this Agreement, "transit traffic" is traffic that a party agrees to transport to its final destination.

         c. Both parties shall maintain a consistent routing announcement. Both parties will present the same autonomous system number at the Interconnection Points listed in Schedule 1.

                 (i) The parties will work together during the term of this Agreement to establish mutually agreed performance objectives and operational procedures to enable each party to provide the highest practical quality of service over its Internet Network and the interconnections provided hereunder, in a cost-effective fashion. In connection therewith, the parties shall make reasonable efforts to achieve a minimum end-to-end one-way packet delay.

                 (ii) Each of the parties will make reasonable efforts to achieve a mean time to repair of four hours or less for all outages at the Interconnection Points set forth on Schedule 1. The parties will cooperate with each other in each party's efforts under this paragraph 5.c.

                 (iii) Each of the parties will develop scheduled maintenance procedures that provide for notification by one party to the other of all scheduled maintenance that could cause end-to-end connectivity loss for any user of more than five minutes. Each party


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agrees to give the other three calendar days' advance notice for scheduled maintenance that is expected to result in 30 minutes or more of end-to-end connectivity loss.

         d. Each party agrees to maintain a fully staffed network operations center ("NOC") that operates on a 24 hour/day, 7 days/week schedule.

                 (i) Each party will, at its own expense and on a reasonable efforts basis, provide NOC support in cooperation with the other to maintain the smooth operational procedures for the interworking of their respective Internet Networks, including without limitation inter-NOC problem management information exchanges (eg, trouble ticket tracking), and NOC escalation procedures for addressing unscheduled outages or emergency maintenance.

                 (ii) Each of the parties will provide the other with certain limited access to data for the purpose of operational monitoring and the diagnosis of end-to-end connectivity problems. The determination of the extent of this limited access to data and definition of this data shall be by the mutual consent of both parties' engineering organizations. The parties will use their reasonable efforts to develop procedures to govern the timing and other terms and conditions upon which this access will be provided.

         e. Each of the parties shall make reasonable efforts to secure their respective Internet Networks and traffic through the Interconnection Points from unauthorized access, transmission, or use; furthermore, the parties shall cooperate to address security issues and develop security procedures.

6.       CUSTOMER AND AFFILIATE RELATIONS

         Each party will be responsible for communicating with its own customers and Affiliates with respect to its Internet Network. Each party shall be responsible to screen the traffic of its own customers and Affiliates not desiring public Internet access from distribution across the Interconnection Points. Each party will independently establish the charges to its own customers and Affiliates for the services provided in connection with this Agreement.

7.       NONEXCLUSIVITY

         This Agreement shall not prohibit or restrain either party's entry into any separate similar or dissimilar contract or agreement with one or more third parties.

8.       LIABILITY; CONSEQUENTIAL DAMAGES

         a. EACH PARTY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS AND IMPLIED, CONCERNING OR RELATING TO THE



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EXCHANGE OF TRAFFIC OR OTHER ACTIVITIES UNDER THIS AGREEMENT, INCLUDING ANY
REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR PERTAINING TO THE SECURITY OR DELIVERY OF TRAFFIC, OR THAT ANY ROUTING INFORMATION OR OTHER INFORMATION PROVIDED IS ACCURATE AND COMPLETE AND DOES NOT INFRINGE ANY PATENT, COPYRIGHT, OR OTHER INTELLECTUAL PROPERTY RIGHT.

         b. Neither party shall be liable to the other for any loss or damage arising from: (i) any failure in or breakdown of any facilities or services hereunder, whatsoever the cause and however long it shall last; (ii) any interruption of service; (iii) such party's submitting traffic to or accepting traffic from the other party hereunder; or (iv) any other circumstance relating to this Agreement except for breaches of Sections 2(d) (Data Collection) or 19 (Confidentiality).

         c. IN NO EVENT SHALL EITHER PARTY BE RESPONSIBLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT, EVEN IF THAT PARTY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES, AND WHETHER OR NOT SUCH DAMAGES ARE FORESEEABLE. Each party's liability for direct damages in connection with this Agreement shall be limited to an aggregate of US$50,000. This Section 8(c) shall not apply to breaches of Sections 2.d (Data Collection) or 19 (Confidentiality).

         d. Each party is responsible for assessing its own need for property, casualty, and liability insurance and each shall obtain such insurance as each sees fit. Each party shall bear the risk of loss and damage with respect to its own equipment and agrees not to make any claims against the other, or assign any such claims to third parties, for any property loss or damage.

9.       AUTHORIZATIONS

         All undertakings and obligations assumed hereunder by either party are subject to all applicable existing and future laws, rules, and regulations, and are further subject to the issuance and continuance of all necessary governmental licenses, waivers, consents, registrations, permissions, and approvals.

10.      FORCE MAJEURE

         No failure or omission by either party to carry out or observe any of the terms and conditions of this Agreement shall give rise to any claim against the party in question or be deemed to be a breach of this Agreement if such failure or omission arises from any cause reasonably beyond the control of that party (a "Force Majeure Event"). Each party shall



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give the other notice in the event it experiences a failure or delay due to a
Force Majeure Event. Upon such notice, the party affected by the Force Majeure Event may delay performance hereunder during the pendency of such Force Majeure Event, and shall have no liability for such delay.

11.      RELATIONSHIP OF PARTIES

         In their performance hereunder the parties are acting as independent contractors, and nothing contained herein shall be construed to create a partnership, joint venture, or other agency relationship between the parties.

12.      REGULATORY APPROVAL

         The parties acknowledge that this Agreement, and any or all of the terms hereof, may become subject to regulatory approval by various local, state, or federal agencies. Should such approval be required from time to time, or at any time, the parties shall cooperate, to the extent reasonable and lawful, in providing such information as is necessary to complete any required filing.

13.      ASSIGNMENT

         Except as this Section 13 provides, neither party may assign or otherwise transfer this Agreement, or any of their respective rights or obligations under this Agreement, to any third party without the other party's prior written consent, which the other party may grant or withhold in its discretion. Either party may at any time, on written notice to the other, assign this Agreement and all of the assigning party's rights and obligations under this Agreement to any Affiliate (except an Affiliate which is an Affiliate solely by virtue of a control relationship described in Section 1(a)(ii)). Notwithstanding any such assignment, the assigning party will remain responsible for its financial obligations to the other outstanding as of the effective date of the assignment. This Agreement will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

14.      NOTICES

         All notices required or permitted under this Agreement and all requests for approvals, consents, and waivers must be in writing and must be delivered by a method providing for proof of delivery (including express courier, and facsimile or email if receipt is acknowledged by the recipient). Any notice or request will be deemed to have been given on the date of receipt. Notices and requests must be delivered to the addresses set forth on the signature page of this Agreement until a different address has been designated by notice to the other.





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15.      ENTIRE AGREEMENT

         This Agreement represents the entire understanding between the parties regarding the subject matter hereof and supersedes all other prior and contemporaneous agreements, understandings, negotiations, and discussions between the parties with respect to such subject matter.

16.      SEVERABILITY

         If any provision of this agreement is held by an arbitrator or a court of competent jurisdiction to be contrary to law, the remaining provisions of this Agreement will remain in full force and effect.

17.      AMENDMENT

         This Agreement may be modified only by a written amendment signed by both parties.

18.      NO THIRD PARTY BENEFICIARIES

         Nothing contained in this Agreement shall be deemed to confer any rights in any third party not a signatory to this Agreement.

19.      CONFIDENTIALITY

         AT&T and VERIO will enter into a separate mutually agreed to Non-Disclosure Agreement concurrent with the signing of this Agreement. Such agreement is attached hereto as Schedule 2. Neither party shall issue any press release or make any statement to the public or the press about this Agreement or about the parties' relationship under this Agreement without the prior consent of the other party, except that VERIO may, without the consent of AT&T, make such statements in disclosure documents used in its capital raising efforts so long as the statements are accurate and not misleading. Notwithstanding the foregoing, the parties acknowledge that they intend to disclose the technical objectives and certain technical terms and conditions contemplated herein to the public, in a form and manner and at a time or times to be mutually agreed by the parties.

20.      DISPUTES

         The parties agree that resolving disputes as promptly and efficiently as possible will best serve their respective interests. If the parties cannot resolve through negotiation a dispute regarding any matter under or relating to this Agreement, the dispute shall be referred to officers of the parties, who will attempt to resolve the dispute within 10 business



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days of the referral.  If those officers are unable to resolve the dispute within that 10 business day period, the parties shall further seek to resolve the dispute pursuant to nonbinding mediation conducted in New York City by the CPR Institute for Dispute Resolution ("CPR") in accordance with CPR's then-current "Model Mediation Procedure for Business Disputes" and the procedures of this Section. Each party shall bear its own expenses in connection with the mediation, and shall share equally the fees and expenses of CPR and the mediator. All disputes which cannot be amicably resolved as described above shall be settled exclusively by binding arbitration in accordance with CPR's then-current "Non-Administered Arbitration Rules". The arbitration shall be held in New York City and shall be conducted by a single neutral arbitrator who shall be familiar with the business of Internet service providers. The arbitrator shall be bound by and shall strictly enforce the terms of the Agreement and may not limit, expand, or otherwise modify the terms of this Agreement. The arbitrator shall not have the power to award damages in excess the limits set forth herein or to award punitive damages or any damages that are excluded under Section 9 of this Agreement, and each party irrevocably waives any claim thereto. The arbitrator shall not have the power to order pre-hearing discovery of documents or the taking of depositions. The arbitrator shall render a written and reasoned decision within six months after being selected, which decision shall be final and binding upon the parties and may be enforced by either party in any court of competent jurisdiction. Each party will bear its own expenses in connection with the arbitration, and will share equally the fees and expenses of the CPR and the arbitrator, unless the award otherwise provides. This Section shall not be construed to prohibit either party from seeking preliminary or permanent injunctive relief in any court of competent Jurisdiction however, the arbitrator hearing the dispute to which the injunction pertains will have the power to modify or dissolve any such injunction, or to order additional injunctive relief, in connection with the final arbitration award. The parties, their representatives, other participants, and the mediator and arbitrator shall hold the existence, content, and result of any mediation and arbitration in confidence except to the extent necessary to enforce a final settlement agreement or to obtain and secure enforcement of or a judgment on an arbitration decision and award. The United States Arbitration Act, 9 U.S.C. Sections 1-14, governs the interpretation and enforcement of this Section 20; New York law (excluding its choice of law rules to the extent such rules would require application of the laws of a Jurisdiction other than New York, and laws concerning arbitration) governs all other substantive matters pertaining to the interpretation and enforcement of the other terms of this Agreement. If court proceedings to stay litigation or compel arbitration under this Section are necessary, the party who unsuccessfully opposes such proceedings shall pay all associated costs, expenses, and attorneys' fees that the other party reasonably incurs in connection with such court proceedings.





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Accepted:


AT&T CORP.                               VERIO Inc.

Signed:/s/ ERIK K. GRIMMELMANN           Signed:/s/ CHRIS DEMARCHE
       ---------------------------------        -----------------------------
Printed: Erik K. Grimmelman              Printed:   Chris DeMarche
        --------------------------------         ----------------------------
Title: Network and Access Vice President Title: CTO
       ---------------------------------       ------------------------------
Date:  May 19, 1997                      Date:  May 28, 1997
     -----------------------------------      -------------------------------


Notice Address:                          Notice Address:

AT&T WorldNet Service                    VERIO Inc.
55 Corporate Drive                       9250 East Costilla Avenue
Bridgewater, NJ 08807                    Suite 400
Attn: VP - WorldNet Network and Access   Englewood, Colorado 80112
Fax: 908 658-5370                        Attn: Randy Bush
Email:egrimmelmann@attmail.com           Email: randy@verio.net

with a courtesy copy to:                 with a courtesy copy to:

AT&T Law Division                        VERIO Inc., Legal Dept.
295 N. Maple Ave.                        9250 East Costilla Avenue
Basking Ridge, NJ 07920                  Suite 400
Attn: Chief Counsel - AT&T WorldNet      Englewood, Colorado 80112





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